EXHIBIT 10.4

FORM OF

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT (this “Agreement”), dated as of [                    ], 2007, is among APP Pharmaceuticals, Inc. (formerly known as Generico Holdings, Inc.), a Delaware corporation (“Gholdco”), APP Pharmaceuticals, LLC, a Delaware limited liability company (“Generico”) (Gholdco and Generico, collectively, the “Generico Parties”), Abraxis BioScience, LLC, a Delaware limited liability company (“New Alpha LLC”), and New Abraxis, Inc., a Delaware corporation to be renamed Abraxis BioScience, Inc. (“New Alpha”) (New Alpha LLC and New Alpha, collectively, the “Alpha Parties”).

RECITALS

WHEREAS, New Alpha LLC, New Alpha, Generico and Gholdco have entered into a Separation and Distribution Agreement, dated as of the date hereof (the “Separation and Distribution Agreement”);

WHEREAS, on the date hereof, pursuant to the Agreement and Plan of Reorganization dated as of that date (the “Holding Company Merger Agreement”), Abraxis BioScience, Inc., a Delaware corporation (“Old Abraxis”), will merge (the “Alpha Merger”) with and into New Alpha LLC, and pursuant to the Alpha Merger, each issued and outstanding share of common stock, $0.001 par value per share, of Old Abraxis (other than treasury shares which will be canceled and retired) will be converted into one share of common stock, par value $0.001 per share, of Gholdco (the “Gholdco Common Stock”), with New Alpha LLC being the surviving entity in the Alpha Merger and all of its membership interests held by Gholdco;

WHEREAS, the following transactions will occur effective as of the date hereof after the consummation of the Alpha Merger and prior to the Distribution Time (as defined in the Separation and Distribution Agreement):

(a) the contribution by New Alpha LLC and the Alpha Subsidiaries (as defined in the Separation and Distribution Agreement) to Generico of all of the Generico Assets (as defined in the Separation and Distribution Agreement), and the assumption by Generico of all of the Generico Liabilities (as defined in the Separation and Distribution Agreement), upon and subject to the terms and conditions set forth in the Separation and Distribution Agreement (collectively, the “Generico Contribution”);

(b) immediately after the Generico Contribution, the distribution by New Alpha LLC of all of the outstanding membership interests of Generico to Gholdco (the “Generico Distribution”);

(c) immediately after the Generico Distribution, the contribution (the “Alpha Contribution”) by Gholdco of all of the membership interests of New Alpha LLC to New Alpha;

(d) simultaneously with the Alpha Contribution, the incurrence by Generico of an aggregate of $1 billion (the amount borrowed, “Borrowing Amount”) of Debt Financing (as defined in the Separation and Distribution Agreement); and

(e) immediately after the consummation of the Debt Financing, the distribution by Generico to Gholdco of an amount of cash up to the Borrowing Amount (the “Generico Cash Distribution”) immediately followed by the contribution by Gholdco to New Alpha of cash in an aggregate amount of $[            ] (the “Cash Contribution”);

WHEREAS, immediately after the Cash Contribution, Gholdco will distribute (the “Share Distribution”) all of the issued and outstanding shares of common stock of New Alpha (“New Alpha Common Stock”) on a pro rata basis to the holders of record of Gholdco Common Stock upon the terms and subject to the conditions set forth in this Agreement (the transactions described above in the two prior WHEREAS clauses, together with the Share Distribution and the other transactions contemplated hereby, the “Transactions”); and

WHEREAS, in connection with the Transactions, Gholdco, Generico, New Alpha LLC and New Alpha desire to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Separation and Distribution Agreement, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Separation and Distribution Agreement. For purposes of this Agreement, except as provided in Section 4.04, references to “Alpha” shall be deemed to refer to New Alpha LLC and, as applicable, its predecessor Old Abraxis.

1.01 “Alpha Common Stock” means the common stock, $0.001 par value per share, of Old Abraxis.

1.02 “Alpha Director” means each current or former member of the Board of Directors of Alpha immediately prior to the Distribution Time.

1.03 “Alpha Employee” means each individual who, immediately prior to the Distribution Time, is either actively employed by, or on an approved leave of absence (including short- or long-term disability leave) from, New Alpha or any of its Subsidiaries and whose employment primarily relates to the Alpha Business. The term “Alpha Employee” shall also include any individual designated as an Alpha Employee by mutual agreement of the parties hereto.

1.04 “Alpha Independent Contractor” means each independent contractor whose services primarily relate to the Alpha Business.

1.05 “Alpha Option” means an option to acquire shares of Alpha Common Stock granted pursuant to an Alpha Option Plan.

1.06 “Alpha Option Plan” means the American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan and the American Pharmaceutical Partners, Inc. 1997 Stock Option Plan.

1.07 “Alpha Personnel” means the Alpha Employees and the Former Alpha Employees. Except where context dictates otherwise, references to the Alpha Personnel shall be deemed to include references to the estates, legal representatives, dependents and beneficiaries of the Alpha Personnel.

1.08 “Alpha Restricted Stock Unit” means each restricted stock unit denominated in shares of Alpha Common Stock granted under the American BioScience, Inc. Restricted Stock Unit Plan I, the American BioScience, Inc. Restricted Stock Unit Plan II and the American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan.

1.09 “Benefit Plans” means, collectively, the Pension Plans, the Welfare Plans and the Non-ERISA Benefit Arrangements (including, for avoidance of doubt, the Non-U.S. Benefit Plans).

1.10 “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as codified at Part 6 of Subtitle B of Title I of ERISA and at Section 4980B of the Code.

1.11 “Code” means the U.S. Internal Revenue Code of 1986, as amended.

1.12 “Employee Agreement” means those agreements to which the Alpha Personnel or the Generico Personnel, on the one hand, and Gholdco or any of its Subsidiaries, on the other hand, are parties that contain confidentiality, noncompetition, nonsolicitation, assignment of inventions or other similar covenants, but shall not include any Employment Agreement.

1.13 “Employment Agreement” means any agreement to which the Alpha Personnel or the Generico Personnel, on the one hand, and Gholdco or any of its Subsidiaries, on the other hand, are parties to the extent guaranteeing or otherwise agreeing to wages, salary, bonuses, severance payments or other benefits or forms of compensation.

1.14 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §1001, et seq.

1.15 “Former Alpha Employee” means each individual whose employment with Alpha and its Subsidiaries was terminated prior to the Distribution Time and whose employment, at the time of his or her separation from service, primarily related to the Alpha Business as determined in accordance with Section 2.01(b).

1.16 “Former Generico Employee” means each individual whose employment with Alpha and its Subsidiaries was terminated prior to the Distribution Time and whose employment, at the time of his or her separation from service, primarily related to the Generico Business as determined in accordance with Section 2.01(b).

1.17 “Generico Contribution” has the meaning set forth in the Separation and Distribution Agreement.

1.18 “Generico Employee” means each individual who, immediately prior to the Distribution Time, is either actively employed by, or on an approved leave of absence (including short- or long-term disability leave) from, Alpha or any of its Subsidiaries and whose employment primarily relates to the Generico Business. The term “Generico Employee” shall also include any individual designated as a Generico Employee by mutual agreement of the parties hereto.

1.19 “Generico Independent Contractor” means each individual or personal services corporation providing independent contractor services to Alpha or any of its Subsidiaries and whose services primarily relate to the Generico Business.

1.20 “Generico Personnel” means the Generico Employees and the Former Generico Employees. Except where context dictates otherwise, references to the Generico Personnel shall be deemed to include references to the estates, legal representatives, dependents and beneficiaries of the Generico Personnel.

1.21 “Gholdco Director” means any Alpha Director who is a director of Gholdco immediately after the Distribution Time.

1.22 “Gholdco Option” means an option to acquire shares of Gholdco Common Stock converted from an Alpha Option, as provided in Section 4.04(a).

1.23 “Gholdco Restricted Stock Unit” means a restricted stock unit denominated in shares of Gholdco Common Stock converted from an Alpha Restricted Stock Unit as provided in Section 4.04(c)(i) or (iii).

1.24 “IRS” means the U.S. Internal Revenue Service.

1.25 “Jointly Employed Employee” means the individuals who Gholdco and New Alpha determine will be employed, immediately following the Distribution Time, by a member of the Alpha Group and a member of the Generico Group. The parties agree that the sole Jointly Employed Employees will be Patrick Soon-Shiong and Lisa Gopala.

1.26 “New Alpha Director” means any Alpha Director who is a director of New Alpha immediately after the Distribution Time.

1.27 “New Alpha Option” means an option to acquire shares of New Alpha Common Stock converted from an Alpha Option, as provided in Section 4.04(b).

1.28 “New Alpha Restricted Stock Unit” means a restricted stock unit denominated in shares of New Alpha Common Stock converted from a Alpha Restricted Stock Unit, as provided in Section 4.04(c)(ii) or (iv).

1.29 “Non-ERISA Benefit Arrangement” means each contract, agreement, policy, practice, program, plan, trust or arrangement of Gholdco or any of its Subsidiaries, other than a Pension Plan or Welfare Plan, providing for benefits, perquisites or compensation of any nature to the Alpha Personnel or the Generico Personnel, including, without limitation severance, tuition reimbursement, supplemental unemployment, vacation, sick, personal or bereavement days, holidays, bonus, stock-based compensation or other forms of incentive compensation.

1.30 “Non-U.S. Benefit Plan” means each employee benefit plan, policy, program or arrangement sponsored or maintained by the Alpha Group or the Generico Group that is sponsored or maintained primarily for the benefit of employees located outside of the United States.

1.31 “Pension Plan” means any pension plan (as defined in section 3(2) of ERISA).

1.32 “Transition Services Agreement” means the Transition Services Agreement, dated as of the date hereof, between New Alpha and Gholdco.

1.33 “U.S.” means the United States of America.

1.34 “Welfare Plan” means any employee welfare plan (as defined in section 3(1) of ERISA), but excluding any severance pay plan.

ARTICLE II

EMPLOYEE MATTERS

2.01 Allocation of Employment of Alpha Employees and Generico Employees.

(a) Subject to Section 2.01(c), effective as of immediately prior to the Distribution Time, (i) the employment of each Generico Employee shall be transferred to (or such individual shall remain an employee of, as applicable) Generico and/or another member of the Generico Group as determined by Gholdco, and (ii) the employment of each Alpha Employee shall be transferred to (or such individual shall remain an employee of, as applicable) New Alpha LLC and/or another member of the Alpha Group as determined by New Alpha. From and after the Distribution Time, each Alpha Employee shall remain an employee of the Alpha Group and each Generico Employee shall remain an employee of the Generico Group; provided that nothing contained herein shall be construed to limit the ability of any member of the Alpha Group or Generico Group to terminate the employment of any of its employees at any time and for any or no reason. In addition, (i) no provision of this Agreement shall be construed to apply to any individual who is hired after the Distribution Time by the Alpha Group and (ii) no provision of this Agreement shall be construed to apply to any individual who is hired after the Distribution Time by the Generico Group, in each case except to the extent such individual is a Former Alpha Employee or a Former Generico Employee and, in such case, only with respect to the period of employment with Alpha and its Subsidiaries prior to the Distribution Time.

(b) Those employees who provide services in respect of both the Alpha Business and the Generico Business (the “Shared Services Employees”) have been designated as Alpha Employees or Generico Employees by mutual agreement of the parties.

(c) Effective immediately prior to the Distribution Time, Jointly Employed Employees shall be employed by a member of the Alpha Group and a member of the Generico Group as determined by New Alpha and Gholdco. With the exception of salary and cash bonus, each Jointly Employed Employee will participate in the Benefit Plans only of the Alpha Group (and in none of the Benefit Plans of the Generico Group). The salary and cash bonus payments made to a Jointly Employed Employee by the Alpha Group shall be reduced by any salary and bonus paid to a jointly Employed Employee by the Generico Group.

2.02 Severance Obligations.

(a) It is intended that the Alpha Personnel and the Generico Personnel shall not be entitled to any termination or severance benefits as a result of the Alpha Merger, the Generico Distribution, the Share Distribution or any other transaction contemplated by this Agreement or the Separation and Distribution Agreement (other than payments or benefits with respect to any such individuals who separate from service in connection with such transactions and are entitled to a termination or severance benefit under applicable legislation, which shall be the responsibility of New Alpha if the payment or benefit is payable to an Alpha Personnel, and shall be the responsibility of Generico if the payment or benefit is payable to a Generico Personnel), and each of the Alpha Parties and the Generico Parties shall cause the severance arrangements of the Alpha Group and the Generico Group, respectively, to be interpreted and administered consistent with such intent.

(b) Except as set forth in Section 2.02(a), from and after the Distribution Time, the Generico Parties shall be fully responsible for, and none of the Alpha Parties or any of the Affiliates of the Alpha Parties shall have any Liability or other obligation for, any termination or severance payment or benefit obligations with respect to any of the Generico Personnel (or any person who becomes an employee of any member of the Generico Group after the Distribution Time) payable after the Distribution Time, including any severance payments owed, but not yet paid, to any Former Generico Employee.

(c) From and after the Distribution Time, the Alpha Parties shall be fully responsible for, and none of the Generico Parties or any of the Affiliates of the Generico Parties shall have any Liability or other obligations for, any termination or severance payments or benefit obligations with respect to any of the Alpha Personnel (or any person who becomes an employee of any member of the Alpha Group after the Distribution Time) payable after the Distribution Time, including any severance payments owed, but not yet paid, to any Former Alpha Employee.

2.03 Personnel Records.

(a) Subject to Applicable Laws, as soon as practicable following the Distribution Time, the Alpha Parties shall cause all information and records regarding employment and personnel matters of the Generico Personnel in the possession of the Alpha Group (including, without limitation, all Employee Agreements) to be transferred to a member of the Generico Group designated by Generico, and the Generico Parties shall cause the members of the Generico Group to retain such information and records after the Distribution Time in accordance in all material respects with Applicable Laws relating to the collection, storage, retention and disclosure of such information and records. From and after such transfer, such information and records shall be the property of the Generico Group. Subject to Applicable Laws, New Alpha

and its Subsidiaries shall be entitled to retain copies of any such information and records with respect to any of the Generico Personnel so transferred to the Generico Group in which New Alpha or any of its Subsidiaries has an interest, as determined by New Alpha in its reasonable discretion. Access to such information and records after the Distribution Time will be provided to the Alpha Parties in accordance with Article VI of the Separation and Distribution Agreement. Notwithstanding any limitations and restrictions set forth in Article VI of the Separation and Distribution Agreement, the Alpha Parties shall be entitled to reasonable access, subject to Applicable Laws, to such information and records necessary to their or their Subsidiaries’ administration of any Benefit Plans sponsored or maintained by any member of the Alpha Group or as otherwise required by Applicable Laws.

(b) Subject to Applicable Laws, all information and records regarding employment and personnel matters of the Alpha Personnel shall be retained after the Distribution Time by members of the Alpha Group in accordance in all material respects with Applicable Laws relating to the collection, storage, retention and disclosure of such information and records. Access to such information and records after the Distribution Time will be provided to Generico in accordance with Article VI of the Separation and Distribution Agreement. Notwithstanding any limitations and restrictions set forth in Article VI of the Separation and Distribution Agreement, Generico shall be entitled to reasonable access, subject to Applicable Laws, to such information and records necessary to Generico’s administration of any Benefit Plans on behalf of any of the Alpha Parties or on behalf or for the benefit of any Alpha Personnel after the Distribution Time or as otherwise required by Applicable Laws for so long as said administration continues pursuant to this Agreement, the Transition Services Agreement or such longer period as required by Applicable Laws. Subject to Applicable Laws, New Alpha shall also provide Gholdco or any of its Subsidiaries upon request with copies of any such information and records with respect to any of the Alpha Personnel in which Gholdco or any of its Subsidiaries has an interest, as determined by Generico in its reasonable discretion.

ARTICLE III

WELFARE PLANS

3.01 Assumption of Welfare Plans by the Generico Group; Cessation of Participation in Welfare Plans.

(a) Effective as of the Distribution Time, the Generico Group shall assume the Welfare Plans immediately prior to the Distribution Time that are sponsored by Alpha or any of its Subsidiaries (prior to such assumption, the “Alpha Welfare Plans”), including all Liabilities thereunder (following such assumption, the “Generico Welfare Plans”).

(b) Each member of the Alpha Group shall cease to be a participating employer in all Generico Welfare Plans at the Distribution Time, and participation in the Generico Welfare Plans will cease for all Alpha Personnel at the Distribution Time.

3.02 New Alpha Welfare Plans. To the extent applicable to any Welfare Plans sponsored by any member of the Alpha Group in which Alpha Personnel commence to participate after the Distribution Time that provide benefits similar to the benefits that had been provided to such employees under an Alpha Welfare Plan immediately prior to the Distribution Time (each, a “New Alpha Welfare Plan”), New Alpha LLC shall use its reasonable best efforts to cause the New Alpha Welfare Plans to recognize all coverage and contribution elections made by Alpha Personnel under the Generico Welfare Plans in effect for the period immediately prior to the commencement of participation and shall apply such elections under the New Alpha Welfare Plans for the remainder of the period or periods for which such elections are by their terms applicable. New Alpha LLC shall cause all beneficiary designations made by Alpha Personnel under the Generico Welfare Plans to the extent applicable, to be transferred to, and be in full force and effect under, the New Alpha Welfare Plans until such beneficiary designations are replaced or revoked by the Alpha Personnel who made the beneficiary designation.

3.03 Welfare Plan Liabilities.

(a) Liabilities under New Alpha Welfare Plans. The Alpha Parties shall be solely jointly and severally responsible for all Liabilities incurred with respect to any Alpha Personnel or otherwise under the New Alpha Welfare Plans, and none of the Generico Parties or the Generico Welfare Plans shall assume, retain or become responsible for any such Liabilities.

(b) Liabilities under Generico Welfare Plans; Incurred but Unreported Claims. New Alpha LLC shall be solely responsible, after the Distribution Time, for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred by any of the Alpha Personnel under the Generico Welfare Plans following the Distribution Time, and New Alpha LLC shall promptly reimburse Generico and the Generico Welfare Plans for all such claims and Liabilities (except to the extent that Generico is fully reimbursed for such Liability by insurance with third-party insurers). In addition, New Alpha LLC shall be solely responsible, after the Distribution Time, for all claims for welfare benefits (and for any Liabilities arising as a result of such claims) incurred by any of the Alpha Personnel under the Generico Welfare Plans at or prior to the Distribution Time, except to the extent that such claims have been paid as of the Distribution Time or to the extent that Generico is fully reimbursed by insurance with third-party insurers, and neither Generico nor the Generico Welfare Plans shall assume or retain any such claims or Liabilities (except that (i) the Generico Welfare Plans shall bear the responsibility of determining whether such claims are entitled to payment under the terms of the Generico Welfare Plans as provided in the Transition Services Agreement and (ii) if, to the extent necessary for the efficient administration of the Generico Welfare Plans, Generico pays any of such claims, Generico shall be promptly reimbursed therefor by New Alpha LLC). Claims for health benefits shall be considered to be incurred prior to the Distribution Time if the services related to such claims were provided prior to the Distribution Time. Claims for all other welfare benefits shall be considered to be incurred prior to the Distribution Time if the date of loss occurred prior to the Distribution Time.

(c) Short-Term and Long-Term Disability Benefits. Notwithstanding subsection (a) and (b) above, all Alpha Personnel who, as of the Distribution Time, are receiving or entitled to receive short-term or long-term disability benefits under a Generico short- and long-term disability plan (which is a Generico Welfare Plan) with respect to the incurrence of a disability on or prior to the Distribution Time shall continue participation or become eligible to participate in the applicable Generico short- and long-term disability plans following the Distribution Time in accordance with the terms and conditions of such plans and any applicable related insurance contracts or policies; provided, however, that (i) New Alpha LLC shall bear and be responsible for all costs, claims and other Liabilities related to the provision of short-term disability benefits and medical benefits to such Alpha Personnel during their disability period from and after the Distribution Time under the applicable Generico Welfare Plans (other than Liabilities related to such plans that result from matters of non-compliance following the Distribution Time; provided that in no event shall the continued participation by Alpha Personnel in the Generico Welfare Plans as described herein constitute or be deemed to constitute a matter of non-compliance for these purposes) and (ii) neither Generico nor any of the Generico Welfare Plans shall be obligated to provide medical benefits to such Alpha Personnel during their disability period following the date on which New Alpha LLC establishes the New Alpha Welfare Plans that provide medical benefits to the Alpha Employees.

(d) COBRA and HIPAA Liabilities. Notwithstanding subsection (a) and (b) above, after the Distribution Time: (i) the Generico Parties shall be solely jointly and severally responsible for the continuation coverage requirements under COBRA and the portability requirements under the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) with respect to the Former Alpha Employees and the Generico Personnel and their qualified beneficiaries under the applicable Generico Welfare Plans; provided, that (A) New Alpha LLC shall bear and be responsible for all costs, claims and other Liabilities related to the satisfaction of such requirements to the extent the Generico Parties are not fully reimbursed therefor by insurance with third-party insurers (other than Liabilities related to such plans that result from matters of non-compliance following the Distribution Time; provided that in no event shall the continued participation by Alpha Personnel in the Generico Welfare Plans constitute or be deemed to constitute a matter of non-compliance for these purposes) with respect to the Former Alpha Employees in excess of required employee contributions and (B) New Alpha LLC may elect, upon reasonable notice to Generico, to assume responsibility for such requirements with respect to the Former Alpha Employees, in which event Generico and the Generico Welfare Plans shall cease to have any responsibility under this Section 3.03(d), and (ii) the Alpha Parties shall be solely jointly and severally responsible for the continuation coverage requirements under COBRA and the portability requirements under HIPAA with respect to the Alpha Employees and their qualified beneficiaries under the applicable New Alpha Welfare Plans.

ARTICLE IV

COMPENSATION MATTERS

AND NON-ERISA BENEFIT ARRANGEMENTS

4.01 Assumption of Non-ERISA Benefit Arrangements by the Generico Group; Cessation of Participation in Non-ERISA Benefit Arrangements.

(a) From and after the Distribution Time, the Generico Group shall assume and be solely responsible for the Non-ERISA Benefit Arrangements, including but not limited to the Alpha Option Plan and the American Pharmaceutical Partners, Inc. 2001 Employee Stock Purchase Plan (the “ESPP”), including all Liabilities thereunder.

(b) Each member of the Alpha Group shall cease to participate in all Non-ERISA Benefit Arrangements, including but not limited to the Alpha Option Plan and the ESPP, at the Distribution Time. Participation in the Non-ERISA Benefit Arrangements, including but not limited to the Alpha Option Plan and the ESPP, will cease for all Alpha Personnel at the Distribution Time.

4.02 Assumption of Employee Related Obligations.

(a) From and after the Distribution Time, the Generico Parties shall be solely responsible for all Liabilities (including administrative responsibilities) related to the agreements and obligations described in Section 4.02(a)(i) through Section 4.02(a)(vi), and no Alpha Party or any of its Affiliates shall retain such Liabilities or have any responsibility with respect thereto:

(i) Each Employee Agreement and Employment Agreement entered into prior to the Distribution Time between any member of the Alpha Group and any of the Generico Personnel; provided, that nothing herein shall limit the rights of the Alpha Group or the Generico Group thereunder with respect to their business operations, to the extent provided therein.

(ii) Agreements entered into prior to the Distribution Time between any member of the Alpha Group and any Generico Independent Contractor.

(iii) All wages, salary, ordinary compensation or commissions payable to any of the Generico Personnel after the Distribution Time, and all vacation, paid time off, sick leave, or other fringe benefits accrued with respect to any of the Generico Personnel at the Distribution Time, whether earned before or after the Distribution Time.

(iv) All bonus and cash incentive compensation payment obligations, if any, payable after the Distribution Time to any of the Generico Personnel, whether earned before or after the Distribution Time.

(v) All Liabilities with respect to any of the Generico Personnel under the Non-ERISA Benefit Arrangements, whether earned or accrued before or after the Distribution Time (except to the extent that the Generico Group is fully reimbursed for such Liability by insurance with third-party insurers).

(vi) All Liabilities of the Generico Business related to the Generico Personnel set forth on Schedules 3.01(e)(ii) and 3.01(e)(iii) of the Separation and Distribution Agreement.

The parties agree to negotiate in good faith with the Generico Personnel and any third parties, if applicable, to cause the foregoing Liabilities to be assumed by the Generico Parties on terms no less favorable to the Generico Parties than those that apply to the Alpha Parties and to have the Alpha Group fully released from such Liabilities. If any of the foregoing Liabilities cannot be assumed by the Generico Parties and the Alpha Group released therefrom for a reason beyond the control of the parties hereto, including the refusal of any such third party to consent to such an assumption and release, then the Generico Parties shall reimburse the Alpha Group in the event that any such Liabilities are paid by the Alpha Group, in accordance with Section 7.03, as though it had been assumed and paid by Generico.

(b) From and after the Distribution Time, the Alpha Parties shall be solely responsible for all Liabilities related to the agreements and obligations described in Section 4.02(b)(i) through Section 4.02(b)(iv), and no Generico Party or any of their respective Affiliates shall retain such Liabilities or have any responsibility with respect thereto:

(i) All wages, salary, ordinary compensation or commissions payable to any of the Alpha Personnel after the Distribution Time, and all vacation, paid time off, sick leave, or other fringe benefits accrued with respect any of the Alpha Personnel at the Distribution Time, whether earned before or after the Distribution Time.

(ii) All bonus and cash incentive compensation payment obligations, if any, payable after the Distribution Time to any of the Alpha Personnel, whether earned before or after the Distribution Time.

(iii) All Liabilities with respect to any of the Alpha Personnel under the Non-ERISA Benefit Arrangements, whether earned or accrued before or after the Distribution Time (except to the extent that the Alpha Group is fully reimbursed for such Liability by insurance with third-party insurers, and, with respect to such Liabilities related to service or events prior to the Distribution Time, only to the extent accrued on the books of account of Alpha at the Distribution Time); provided that the Alpha Group shall not assume any Liabilities related to such Non-ERISA Benefit Arrangements that result from matters of non-compliance prior to the Distribution Time.

(iv) All Liabilities, regardless of when arising or incurred, under the ESPP or any other Benefit Plan, which Liabilities are not expressly assumed by the Generico Parties in this Agreement.

The parties agree to negotiate in good faith with the Alpha Personnel and any third parties, if applicable, to cause the foregoing Liabilities to be assumed by the Alpha Parties on terms no less favorable to the Alpha Parties than those that apply to the Generico Parties and to have the Generico Group fully released from such Liabilities. If any of the foregoing Liabilities cannot be assumed by the Alpha Parties and the Generico Group released therefrom for a reason beyond the control of the parties hereto, including the refusal of any such third party to consent to such an assumption and release, then the Alpha Parties shall reimburse the Generico Group for any such Liabilities paid by the Generico Group, in accordance with Section 7.03, as though it had been assumed and paid by New Alpha LLC.

4.03 Bonus and Cash Incentive Plans.

Without limiting the generality of Section 4.02, from and after the Distribution Time, the Generico Parties shall be solely responsible for Alpha’s current bonus and cash incentive compensation plans and arrangements with respect to the Generico Employees and shall be solely responsible for all payment obligations earned by the Generico Employees thereunder, subject to the Separation and Distribution Agreement.

4.04 Equity Compensation Plans.

(a) Alpha Options Held by Generico Personnel and Gholdco Directors. Each Alpha Option held by any of the Generico Personnel or Gholdco Directors that is outstanding immediately before the Distribution Time shall be converted at the Distribution Time into a Gholdco Option. Immediately following the Distribution Time, each Gholdco Option shall have the same terms and conditions as applied to the corresponding Alpha Option to which it relates immediately prior to the Alpha Merger and shall continue to be subject to the terms and conditions provided in the applicable Alpha Option Plan and the applicable grant agreements (including, without limitation, any rights of Gholdco with respect to such Gholdco Options contained therein). New Alpha, Gholdco and New Alpha LLC shall take such actions as may be necessary to effectuate the provisions of this Section 4.04(a). For the avoidance of doubt, at no time will an Old Abraxis Option be deemed to relate to New Alpha LLC. The conversion referred to above shall be effected in accordance with the principles set forth in Exhibit A hereto, but notwithstanding the foregoing or anything to the contrary herein or on Exhibit A, the modification of the Gholdco Options pursuant to this Section 4.04(a) shall be consistent with Section 424 of the Code and the regulations issued thereunder, if applicable, and Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(b) Alpha Options Held by Alpha Personnel and New Alpha Directors. Each Alpha Option held by any of the Alpha Personnel or New Alpha Directors that is outstanding immediately before the Distribution Time shall be converted at the Distribution Time into a New Alpha Option. Immediately following the Distribution Time, each New Alpha Option shall have the same terms and conditions as applied to the corresponding Alpha Option to which it relates immediately prior to the Alpha Merger and shall continue to be subject to the terms and conditions provided in the applicable Alpha Option Plan and the applicable grant agreements (including, without limitation, any rights of New Alpha with respect to such New Alpha Options contained therein). New Alpha, Gholdco and New Alpha LLC shall each take such actions as may be necessary to effectuate the provisions of this Section 4.04(b). For the avoidance of doubt, at no time will an Old Abraxis Option be deemed to pertain to New Alpha LLC. The conversion referred to above shall be effected in accordance with the principles set forth on Exhibit A hereto, and notwithstanding the foregoing or anything to the contrary herein or on Exhibit A, shall be consistent with Section 424 of the Code and the regulations issued thereunder, if applicable, and Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(c) Restricted Stock Units.

(i) Each Alpha Restricted Stock Unit subject to the American Pharmaceutical Partners, Inc. 2001 Stock Incentive Plan (the “2001 Plan”) held by Generico Employees that is outstanding immediately before the Distribution Time shall be converted at the Distribution Time into a Gholdco Restricted Stock Unit. Immediately following the Distribution Time, each Gholdco Restricted Stock Unit shall have the same terms and conditions as applied to the corresponding Alpha Restricted Stock Unit to which it relates immediately prior to the Alpha Merger and shall continue to be subject to the terms and conditions provided in the 2001 Plan and the applicable grant agreements (including, without limitation, any rights of Gholdco with respect to such Gholdco Restricted Stock Units contained therein). New Alpha, Gholdco and New Alpha LLC shall take such actions as may be necessary to effectuate the provisions of this Section 4.04(c)(i). For the avoidance of doubt, at no time will an Alpha Restricted Stock Unit be deemed to pertain to New Alpha LLC. The conversion referred to above shall be effected in accordance with the principles set forth on Exhibit A hereto, and notwithstanding the foregoing or anything to the contrary herein or on Exhibit A shall be consistent with Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(ii) Each Alpha Restricted Stock Unit subject to the 2001 Plan held by Alpha Employees that is outstanding immediately before the Distribution Time shall be converted at the Distribution Time into a New Alpha Restricted Stock Unit. Immediately following the Distribution Time, each New Alpha Restricted Stock Unit shall have the same terms and conditions as applied to the corresponding Alpha Restricted Stock Unit to which it relates immediately prior to the Alpha Merger and shall continue to be subject to the terms and conditions provided in the 2001 Plan and the applicable grant agreements (including, without limitation, any rights of New Alpha with respect to such New Alpha Restricted Stock Units contained therein). New Alpha, Gholdco and New Alpha LLC shall each take such actions as may be necessary to effectuate the provisions of this Section 4.04(c)(ii). For the avoidance of doubt, at no time will any Alpha Restricted Stock Unit be deemed to relate to New Alpha LLC. The conversion referred to above shall be effected in accordance with the principles set forth on Exhibit A hereto and notwithstanding the foregoing or anything to the contrary herein or on Exhibit A, shall be consistent with Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(iii) Each Alpha Restricted Stock Unit subject to the American BioScience, Inc. Restricted Stock Unit Plan I (“Plan I”) or the American BioScience, Inc. Restricted Stock Unit Plan II (“Plan II”) held by a Generico Employee that is outstanding immediately before the Distribution Time shall be converted at the Distribution Time into a Gholdco Restricted Stock Unit. Immediately following the Distribution Time, each Gholdco Restricted Stock Unit shall have the same terms and conditions as applied to the corresponding Alpha Restricted Stock Unit to which it relates immediately prior to the Alpha Merger and shall continue to be subject to the terms and conditions provided in Plan I or Plan II, as applicable, and the applicable grant agreements (including, without limitation, any rights of Gholdco with respect to such Gholdco Restricted Stock Unit contained therein). Gholdco, New Alpha and New Alpha LLC shall take such actions as may be necessary to effectuate the provisions of this Section 4.04(c)(iii). For the avoidance of doubt, at no time will an Alpha Restricted Stock Unit be deemed to pertain to New Alpha LLC. The conversion referred to above shall be effected in accordance with the principles set forth on Exhibit A hereto, but notwithstanding the foregoing or anything to the contrary herein or on Exhibit A, shall be consistent with Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(iv) Each Alpha Restricted Stock Unit subject to Plan I or Plan II held by an Alpha Employee that is outstanding immediately before the Distribution Time shall be converted at the Distribution Time into a New Alpha Restricted Stock Unit. Immediately following the Distribution Time, each New Alpha Restricted Stock Unit shall have the same terms and conditions as applied to the corresponding Alpha Restricted Stock Unit to which it relates immediately prior to the Alpha Merger and shall continue to be subject to the terms and conditions provided Plan I or Plan II, as applicable, and the applicable grant agreements (including, without limitation, any rights of New Alpha with respect to such New Alpha Restricted Stock Unit contained therein). New Alpha, New Alpha LLC and Gholdco shall each take such actions as may be necessary to effectuate the provisions of this Section 4.04(c)(iv). For the avoidance of doubt, at no time will an Alpha Restricted Stock Unit be deemed to pertain to New Alpha LLC. The conversion referred to above shall be effected in accordance with the principles set forth on Exhibit A hereto, but notwithstanding the foregoing or anything to the contrary herein or on Exhibit A, shall be consistent with Section 409A of the Code and the regulations issued thereunder and shall comply with all Applicable Laws.

(d) Registration Statements. Each of Gholdco and New Alpha shall, by the first business day following the day on which the Distribution Time occurs, file with the Securities and Exchange Commission a registration statement on Form S-8 (or successor form), or an amendment to an existing Form S-8, with respect to the Gholdco Common Stock and New Alpha Common Stock to be issued upon exercise or settlement (as applicable) of the Gholdco Options, Gholdco Restricted Stock Units, New Alpha Options and New Alpha Restricted Stock Units and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and to maintain the current status of the prospectus or prospectuses contained therein and to comply with an applicable state securities or “blue sky” laws) for so long as such awards remain outstanding.

ARTICLE V

QUALIFIED RETIREMENT PLANS

5.01 Defined Contribution Plans.

(a) Effective as of the Distribution Time, the Generico Group shall assume all Liabilities (including administrative responsibilities) under the Abraxis BioScience, Inc. Savings and Retirement Plan. For purposes of this Agreement, following such assumption, such plan shall be referred to as the “Generico Profit Sharing Plan.”

(b) Establishment of New Alpha Defined Contribution Plan.

(i) Establishment of New Alpha Profit Sharing Plan. As soon as administratively practicable after the Distribution Time but in any event prior to the end of the term of the Transition Services Agreement, New Alpha shall (or shall cause another member of the Alpha Group to) adopt, and the active Alpha Employees shall be eligible to participate in, a defined contribution plan intended to be qualified under Section 401(a) of the Code and trust intended to be qualified under Section 501(a) of the

Code (the “New Alpha Profit Sharing Plan”). Subject to the asset transfers described in Section 5.01(b)(ii), the Alpha Parties shall assume and thereafter be jointly and severally responsible for all then existing or future Liabilities on behalf of Alpha Personnel related to the New Alpha Profit Sharing Plan and the administration thereof and the Generico Parties shall not retain any such Liabilities. As soon as practicable after the adoption of the New Alpha Profit Sharing Plan, Alpha shall, to the extent applicable, submit an application to the IRS for a determination regarding the qualification of the New Alpha Profit Sharing Plan and shall take any actions not inconsistent with the other general commitments of the Alpha Parties contained in this Agreement and make any amendments necessary to receive a favorable determination letter.

(ii) Transfer of Account Balances. As soon as administratively practicable after the receipt of the determination letter referred to in Section 5.02(b)(i) (a copy of which shall be provided to Generico), the Alpha Parties and the Generico Parties shall cooperate to cause the Generico Profit Sharing Plan to transfer to the New Alpha Profit Sharing Plan assets having a value as of the applicable valuation date that are equal to the value of the account balances of, and Liabilities with respect to, all Alpha Personnel with account balances, whether or not vested, under the Generico Profit Sharing Plan as of such valuation date. Such transferred assets shall be as mutually agreed between New Alpha and Gholdco (provided, that (i) the parties shall endeavor to “map” the investments elected by the Alpha Personnel participating in the Generico Profit Sharing Plan to similar investments in the New Alpha Profit Sharing Plan, (ii) promissory notes for outstanding participant loans shall be transferred and (iii) if the New Alpha Profit Sharing Plan permits New Alpha Common Stock as an investment alternative, then any New Alpha Common Stock held in the accounts of the Alpha Personnel shall be transferred), and such asset transfer shall be in accordance with Section 414(l) of the Code. Liabilities with respect to the administration of any qualified domestic relations orders (as defined in Section 414(p) of the Code) received with respect to any assets transferred to the New Alpha Profit Sharing Plan shall be transferred to the Alpha Parties at the time such assets are transferred.

(iii) Past Service Credit and Vesting. With respect to all Alpha Employees and without duplication of benefits, the New Alpha Profit Sharing Plan shall (i) recognize, to the extent applicable, all service, compensation and other determinations that, at the Distribution Time, were recognized under the Generico Profit Sharing Plan for purposes of determining eligibility, participation, vesting, and determinations of the levels of benefits for Alpha Employees (provided, that service by the Alpha Personnel with the Alpha Group following the Distribution Time shall also be recognized by the New Alpha Profit Sharing Plan), and (ii) maintain the vesting schedule applicable under the Generico Profit Sharing Plan for accounts transferred from the Generico Profit Sharing Plan.

(iv) Elections and Designations. To the extent applicable, all participant elections and beneficiary designations made by the Alpha Personnel under the Generico Profit Sharing Plan shall be transferred to, and be in full force and effect under, the New

Alpha Profit Sharing Plan until such participant elections and beneficiary designations are replaced or revoked by the Alpha Personnel who made the election or designation.

(v) Cessation of Participation in the Generico Profit Sharing Plan. Each member of the Alpha Group shall cease to be a participating employer in the Generico Profit Sharing Plan at the Distribution Time, and, except as provided in the Transition Services Agreement, participation in the Generico Profit Sharing Plan will cease for all Alpha Personnel no later than the end of the term of the Transition Services Agreement.

5.02 Further Cooperation. The Alpha Parties and the Generico Parties will cooperate in good faith in the filing of documents required by this Agreement to generally effect the purposes of this Agreement and to resolve any discrepancies or obtain any missing data for purposes of determining benefit eligibility, participation, vesting and calculation of benefits with respect to any of the Generico Employees.

ARTICLE VI

FOREIGN PLANS

The terms and conditions set forth in this Agreement shall be applied equally, to the maximum extent practicable, but subject to all Applicable Laws, to each Non-U.S. Benefit Plan. In the event that the terms and conditions of this Agreement cannot be applied equally to any Non-U.S. Benefit Plan, the parties shall cooperate in good faith to give effect to the terms of this Agreement, to the maximum extent practicable.

ARTICLE VII

GENERAL PROVISIONS

7.01 Preservation of Rights of Plan Sponsors; No Third Party Beneficiaries or Rights. The parties hereto acknowledge and agree that the provisions of this Agreement represent the obligations between the parties to this Agreement only and shall not be construed to (i) establish, amend or modify any benefit plan, program, agreement or arrangement maintained by any of them; (ii) alter or limit the ability of the parties, as sponsors or adopting employers of any employee benefit plan, to amend, modify or terminate any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them; (iii) confer upon any person any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment; or (iv) confer upon any person any other rights as a third-party beneficiary of this Agreement.

7.02 Administrative Complaints/Litigation.

(a) After the Distribution Time, the Generico Parties shall assume, and be jointly and severally liable for, the handling, administration, investigation, defense and settlement or other resolution of actions, including, without limitation, regarding ERISA, occupational safety and health, employment standards, wage and hour claims, withholding matters, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Alpha Group or the Generico Group by any of the Generico Personnel or any other person (including any Governmental Entity) arising out of or relating to employment of any Generico Personnel (or any person who after the Distribution Time becomes an employee of a member of the Generico Group, solely with respect to his or her employment after the Distribution Time) with the Generico Business or Generico or the compensation and/or employee benefits of the Generico Personnel. Any Liabilities arising from such actions shall be deemed Generico Liabilities under the Separation and Distribution Agreement; provided that, notwithstanding anything herein to the contrary, nothing in this Agreement will be deemed to cause the Generico Parties to assume or become responsible for any Excluded Liabilities (as defined in the Separation and Distribution Agreement) described in Section 3.01(f)(i), (v) or (vii) of the Separation and Distribution Agreement.

(b) The Alpha Parties shall retain, or after the Distribution Time shall assume, as applicable, and be jointly and severally liable for, the handling, administration, investigation, and defense and settlement or other resolution of actions, including, without limitation, regarding ERISA, occupational safety and health, employment standards, wage and hour claims, withholding matters, union grievances, wrongful dismissal, discrimination or human rights and unemployment compensation claims, asserted at any time against the Generico Group or the Alpha Group by any of the Alpha Personnel or any other person (including any Governmental Entity) arising out of or relating to employment of any Alpha Personnel (or any person who after the Distribution Time becomes an employee of a member of the Alpha Group, solely with respect to his or her employment after the Distribution Time) with the Alpha Business or Alpha or the compensation and/or employee benefits of the Alpha Personnel. Any Liabilities arising from such actions shall be deemed Alpha Liabilities under the Separation and Distribution Agreement.

7.03 Reimbursement and Indemnification. The parties hereto agree to reimburse one another, within 30 days of receipt from another party of appropriate verification, for all Indemnifiable Losses that each may incur on behalf of the other as a result of any of the Benefit Plans or any of the termination or severance obligations set forth in Section 2.02. All Liabilities retained, assumed or indemnified against by the Generico Parties pursuant to this Agreement shall be deemed Generico Liabilities, and all Liabilities retained, assumed or indemnified against by the Alpha Parties pursuant to this Agreement shall be deemed Alpha Liabilities, and in each case shall be subject to the indemnification provisions of Article IV of the Separation and Distribution Agreement.

7.04 Payment of and Accounting Treatment for Expenses. Except as specifically provided in the Separation and Distribution Agreement or as the Generico Parties and the Alpha Parties otherwise mutually agree, all expenses (and the accounting treatment related thereto) through the Distribution Time regarding matters addressed herein shall be handled and administered in accordance with Alpha’s historical accounting and financial practices and procedures pertaining to such matters.

7.05 Sharing of Participant Information. New Alpha and Generico shall share, New Alpha shall cause each applicable member of the Alpha Group to share, and Generico shall cause each applicable member of the Generico Group to share, with each other and their respective agents and vendors (to the extent permitted by Applicable Law) all participant information necessary for the efficient and accurate administration of each of the Benefit Plans sponsored or maintained by any member of the Alpha Group and the Benefit Plans sponsored or maintained by any member of the Generico Group following the Distribution Time. New Alpha and Generico and their respective authorized agents shall, subject to Applicable Laws and understandings regarding confidentiality, be given reasonable and timely access to, and may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration, in each case without application of any limitation or restriction set forth in Article VI of the Separation and Distribution Agreement. Generico and New Alpha shall also cooperate to share all such information regarding any issue relating to the compensation of the Generico Personnel as may be required in order to satisfy any requirements related to federal, state and/or local income tax reporting (including, for purposes of preparing a Form W-2 for each such employee) and withholding, all in accordance with the terms of the Tax Allocation Agreement.

7.06 Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, it being understood and agreed that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

7.07 Cooperation. The Alpha Parties and the Generico Parties shall each cooperate in good faith, including by making personnel available to one another at mutually agreed times, as necessary or appropriate to carry out the purposes of this Agreement.

7.08 No Duplication of Benefits. It is the intention of the parties that nothing in this Agreement shall allow for any of the Generico Personnel or Alpha Personnel to receive duplicative benefits. Accordingly, notwithstanding any other provision of this Agreement, New Alpha LLC and Generico shall agree on methods and procedures to prevent the Generico Personnel and the Alpha Personnel from receiving duplicative benefits.

ARTICLE VIII

MISCELLANEOUS

8.01 Entire Agreement. This Agreement, the Separation and Distribution Agreement and other Transaction Agreements (as defined in the Separation and Distribution Agreement), including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and will supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter.

8.02 Survival of Agreements. Except as specifically contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement will remain in full force and effect and survive the Distribution Time.

8.03 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to choice of law principles thereof).

8.04 Notices. Notices to the parties hereunder shall be provided in accordance with Section 8.04 of the Separation and Distribution Agreement.

8.05 Incorporation by Reference. Sections 8.06 through 8.20 of the Separation and Distribution Agreement are hereby incorporated by reference into this Agreement and shall apply to this Agreement as if set forth herein in full.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed in their names by a duly authorized officer as of the date first written above.

APP PHARMACEUTICALS, INC.

Name:
Title:

APP PHARMACEUTICALS, LLC

Name:
Title:

ABRAXIS BIOSCIENCE, LLC

Name:
Title:

NEW ABRAXIS, INC.

Name:
Title: